Exhibit 10.101

PACTE D'ACTIONNAIRES DE LA SOCIETE NICKEL SA

ENTRE LES SOUSSIGNES

Monsieur Philippe DUMONT
Demeurant 27 rue Custine - 75018 Paris
Agissant a titre personnel

D'une part

Ci-apres designe << Monsieur Philippe DUMONT>>
IDIA PARTICIPATIONS
Societe Anonyme au capital de 143 625 588 Euros

Dont le siege social est a 75014 PARIS, 100 boulevard du Montparnasse, immatriculee aupres du registre du commerce et des societes de Paris sous le numero 632 015 715, Representee par Monsieur Olivier de PELET dûment habilite a l'effet des presentes

Et

CREDIT LYONNAIS CAPITAL INVESTISSEMENT

Societe anonyme au capital de 80.416.056, dont le siege social est sis 19 boulevard des Italiens - 75002 Paris, immatriculee au RCS de Paris sous le numero B 326 356 250, representee par Credit Lyonnais Private Equity, societe anonyme a directoire et conseil de surveillance au capital de 8 000 000 , dont le siege social est 43-47 avenue de la Grande Armee, 75016 Paris, immatriculee au RCS Paris sous le numero 428 711 196, elle-même representee par Philippe de DREUZY, dûment habilite a l'effet des presentes

De deuxieme part,

Ci-apres designees collectivement << Les Financiers >>

Agissant sans solidarite

La Societe INTER PARFUMS
Societe Anonyme au capital de 12 649 362 Euros
Dont le siege sociale es a 75008 PARIS - 4 Rond Point des Champs Elysees
Representee par son President du Conseil d'Administration Monsieur Philippe BENACIN

De troisieme part,

Ci-apres designee << Inter Parfums >>

Ensemble ci-apres denommes << les Parties >> ou << les Actionnaire >> ou separement << la Partie >> ou << l'Actionnaire >>.

IL A ETE PREALABLEMENT EXPOSE CE QUI SUIT

La societe NICKEL SA, dont le siege social est a 92300 LEVALLOIS PERRET, 113 rue Anatole France (ci-apres denommee << la Societe >>), aura, a la suite de l'acquisition par la societe Inter Parfums d'une partie des citres de la societe NICKEL SA, un actionnariat compose de la façon suivante:

- Monsieur Philippe DUMONT                                             (2303 actions)         14,54%
- IDIA PARTICIPATIONS                                                  (1742 actions)         11%
- CREDIT LYONNAIS CAPITAL INVESTISSEMENT     (1742 actions)         11%
- INTER PARFUMS                                                           (10053 actions)         63,47%

Sous reserve que la composition du capital de la Societe soit repartie dans les proportions ci-avant exposees au moment de sa signature, en application des cessions de titres a intervenir durant la periode du 1er au 12 avril 2004, le present pacte d'actionnaires est destine a regir les relations entre Monsieur Philippe DUMONT, les Financiers et Inter Parfums.

Il annule et remplace toute convention anterieure entre les parties ayant le même objet et plus particulierement le pacte d'actionnaires signe entre Monsieur Philippe DUMONT et les Financiers le 20 decembre 2000.

Par ailleurs, en cas de contradiction entre les dispositions des presentes et les dispositions des statuts de la Societe, les dispositions des presentes prevaudront.

ARTICLE I - PERIMETRE DU PACTE

Le present pacte concerne a la fois les actions detenues ou qui viendraient a être detenues par les Parties mais egalement toutes valeurs mobilieres au sens du code de commerce (ci-apres denommes << les Titres >>) de quelques natures qu'elles soient mises en place dans l'avenir par la Societe.

Au sens du present pacte, le mot << Cession >> designe toute mutation a titre onereux ou gratuit entraînant une alienation de la propriete (ou de la nue propriete ou de l'usufruit) d'un Titre a quelque titre que ce soit et sous quelque forme qu'elle intervienne et notamment sans que cette liste soit exhaustive, dans le cadre d'une cession, d'un echange dans le cadre d'un apport, d'une fusion ou d'une scission, d'une donation, d'un deces, d'une liquidation de societe, de succession ou de communaute, d'un prêt d'actions, d'une constitution fiduciaire, d'une distribution en nature.

Toute renonciation individuelle a un droit preferentiel de souscription ou d'attribution d'un Titre ainsi que tout transfert d'un tel droit ainsi que toute operation de fusion, d'apport partiel d'actif, de scission, d'augmentation ou de reduction du capital, d'emission de bons de souscription ou de Titres de la Societe ce, en general, toute operation ayant pour effet la modification, la creation, l'echange ou la disparition de Titres emis par la Societe.

A cet egard, les parties rappellent qu'en, execution de l'article 7 de l'acte denomme << Promesse de d'achat et de vente d'actions de la societe NICKEL SA sous conditions suspensives >> en date du 29 mars 2004, il a ete convenue de la realisation d'une augmentation de capital de la Societe, pour un montant de 105.000 (ci-apres denommee: l'Augmentation >>). D'un commun accord entre les parties aux presentes, la repartition du capital qui sera issue de l'Augmentation, se substituera purement et simplement, pour l'execution des dispositions des presentes, a la repartition du capital de la Societe visee au preambule des presentes. Les nouvelles actions issues de l'Augmentation >>, rentreront donc dans la definition des Titres.

ARTICLE II - DROIT DE PREEMPTION

Il est prealablement rappele que les Titres detenus par Monsieur DUMONT et les Financiers font l'objet d'une promesse d'achat et d'une promesse de vente visees aux articles V et VI des presentes. Qu'en consequence tout projet de Cession de Titres de la Societe quelle que soit la qualite du beneficiaire necessite, tant que les promesses d'achat et de cession seront en vigueur, et sauf dans l'hypothese d'une mise en oeuvre du droit de sortie conjointe visee a l'article XII du Pacte, l'accord expres d'Inter Parfums.

Sous condition d'obtenir l'accord susvise :

1 - Les parties s'engagent a se conferer entre elles un droit de preemption reciproque selon les modalites ci-dessous.

Ce droit de preemption s'applique aux Titres que les Parties detiennent dans la Societe, dans le cadre de toute Cession, sous reserve des dispositions du paragraphe II-l-c.

a) Pour l'exercice de ce droit de preemption, l'actionnaire cedant doit notifier le projet de Cession par lettre recommandee avec accuse de reception, avec indications des nom et adresse (denomination sociale et siege social s'il s'agit d'une personne morale) du cessionnaire envisage et de son ayant droit economique ultime, du nombre des titres a ceder, du prix et des autres conditions de la Cession proposee, a la Societe representee par son President, que les signataires designent en qualite de mandataire commun pour recevoir cette notification et veiller a la regularite du deroulement de l'exercice du droit de preemption, avec copie aux parties.

La Societe, representee par son President, informera les parties aux presentes du projet de Cession dans les quinze jours de la reception de la lettre recommandee du cedant notifiant le projet de Cession, par lettre recommandee avec accuse de reception reprenant la totalite des informations fournies par le cedant sur ladite Cession.

Les Actionnaires doivent exercer leur droit de preemption dans les trente jours de la reception de la notification du projet de Cession par la voie d'une notification par lettre recommandee avec accuse de reception adressee a la Societe, en mentionnant le nombre des Titres qu'ils desirent acquerir.

Une copie de cette reponse sera adressee par le President de la Societe, aux autres signataires le même jour.

Le defaut de reponse dans le delai susvise vaudra renonciation a l'exercice du droit de preemption.

Dans l'hypothese où plusieurs actionnaires exerceraient leurs droits de preemption, les Titres a preempter seront repartis au prorata de leur participation dans la quote part restante du capital social.

Dans le cas où le nombre total des Titres que les actionnaires ont declare desirer acquerir est superieur au nombre des Titres sur lesquels ils disposent d'un droit de preemption et, a defaut d'accord entre eux sur la repartition desdits Titres, lesdits Titres sont repartis entre eux au prorata de leur participation dans le capital social -les OC non converties et non amorties s'il en existe etant considerees comme amorties - avec repartition des restes a la plus forte moyenne, mais dans la limite de leur demande.

Si, dans le cas d'une Cession, les droits de preemption n'etaient pas, dans leur ensemble, exerces par les actionnaires pour la totalite des Titres objets de la notification, ces droits de preemption seraient consideres comme n'ayant pas ete exerces.

Si la Cession comporte un prix en numeraire offert par un tiers, la Cession aura lieu au prix prevu dans la notification initiale.

Si la Cession comporte un prix sans valeur numeraire, la Cession aura lieu au prix sans valeur numeraire prevu dans la notification initiale. En cas de desaccord entre les Parties, le prix sera fixe dans les conditions de l'article 1843-4 du Code Civil

Comme indique en tête du present article IL prealablement a la mise en oeuvre de la procedure de purge du droit de preemption, le cedant, doit obtenir pour les titres objets des promesse d'achat et de vente, l'accord d'Inter Parfums prevu en tête du present article.

b) Le droit de preemption ne s'applique pas dans les cas suivants ;

  Cession par l'une des parties aux presentes a une societe dans laquelle elle detiendrait plus de 50 % du capital, ou a une societe detenant plus de 50 % du capital du cedant, ou a une societe detenue a plus de 50 % par une societe detenant plus de 50 % du capital du cedant, ou en faveur d'une SICAV ou d'un Fonds Commun de Placement dont ce signataire assurerait la gestion a condition que ce pourcentage de 50 % soit conserve pendant toute la duree du pacte. Dans le cas contraire, les titres de NICKEL detenus par la societe concernee seraient soumis a la preemption; conformement aux presentes, le prix etant fixe par expert.
  Exercice par Monsieur Philippe DUMONT et/ou les Financiers de la, promesse consentie par Inter Parfums a l'article III.1.
  Exercice des promesses visees aux articles IV et V.
  Cession des Titres par Monsieur Philippe DUMONT en vertu de l'article XI.

Dans ce cas, le cedant doit informer le President de la Societe de la Cession selon les modalites prevues au a) ci-dessus.

c) Par ailleurs, il est etabli entre les Financiers un droit de preemption de premier rang en cas de Cession des Titres qu'ils detiennent a un autre Financier, selon les modalites ci-dessus ; en cas de non exercice de ce droit de preemption de premier rang, les autres signataires du present pacte beneficient alors de leur droit normal de preemption selon les modalites ci-dessus.

ARTICLE III - CLAUSE ANTI DILUTION

1. Les Financiers et Monsieur Philippe DUMONT beneficieront du droit permanent de maintenir leur participation dans le capital de la Societe NICKEL a la quote-part de ce capital (ci-apres denommee : la << Quote-part >>) que representent les actions qu'ils detiendront a l'issue de l'Augmentation visee a l'article 1 des presentes.

Dans l'hypothese où l'Augmentation ne pourrait se realiser, la Quote-part prise en compte, serait celle visee au premier paragraphe du preambule des presentes.

En consequente, Inter Parfums s'engage, en cas d'emission de Titres donnant acces au capital de la Societe NICKEL, immediatement ou de maniere differee, par quelque moyen que ce soit, a ce que Monsieur Philippe DUMONT et les Financiers, soient mis en mesure de souscrire a des Titres de même nature, et ce, a des conditions identiques, notamment celles relatives au prix d'emission des Titres, de maniere a leur permettre de conserver leur Quote-part.

Au cas où un tiers, ou un actionnaire autre que Monsieur Philippe DUMONT ou les Financiers, souscrirait a une emission reservee de Titres de la Societe, donnant droit a une quote-part du capital social, Inter Parfums serait tenu de proposer ou de faire proposer a Monsieur Philippe DUMONT et aux Financiers d'acheter au prix d'emission un nombre d'actions nouvelles suffisant pour que ces derniers maintiennent leur Quote-part.

Le prix sera payable selon les conditions prevues par l'emission des Titres.

Inter Parfums sera delie de la promesse de cession ci-dessus prevue, s'il a obtenu l'accord prealable et ecrit de Monsieur Philippe DUMONT et des Financiers sur le projet d'emission reservee presente a l'assemblee generale extraordinaire.

2. Pour le cas où l'assemblee generale extraordinaire de la Societe deciderait une augmentation du capital social avec suppression du droit preferentiel de souscription au benefice d'un ou plusieurs investisseurs exterieurs a Interparfums et/ou toute societe dans laquelle Interparfums detient plus de 50 % du capital et des droits de vote, Inter Parfums s'oblige a proposer a Monsieur Philippe DUMONT et aux Financiers de souscrire a cette augmentation de capital aux lieu et place du ou des investisseurs pressentis et aux mêmes conditions.

En consequence, Inter Parfums notifiera par lettre recommandee avec demande d'avis de reception a Monsieur Philippe DUMONT et aux Financiers quarante cinq jours avant la date prevue pour la realisation de remission, les conditions et modalites de cette emission ainsi que l'identite du ou des investisseurs exterieurs pressentis.

Les Financiers et Monsieur Philippe DUMONT disposeront d'un delai de trente jours a compter de la date de presentation de la lettre recommandee ci-dessus pour faire connaître a Inter Parfums s'ils entendent ou non exercer leur droit de substitution. A defaut de reponse dans ce delai, les Financiers et Monsieur Philippe DUMONT seront reputes avoir renonce a leur droit de substitution et Inter Parfums sera libre de realiser l'emission prevue.

Si les Financiers et Monsieur Philippe DUMONT entendaient exercer leur droit de substitution, ils s'engageraient irrevocablement a participer a l'emission aux conditions prevues et rappelees dans la lettre de notification reçue de Inter Parfums

3. Le concours des Financiers ayant comme condition essentielle et determinante sa participation au developpement general de la Societe NICKEL, il est convenu qu'il sera donne preference aux Financiers par rapport a tout autre tiers au present pacte pour apporter, aux mêmes conditions que le tiers pressenti tout nouveau concours financier a la Societe ou a tout autre societe qu'elle contrôle ou qu'elle contrôlera.

Par concours financier, il est entendu toute operation visant a la souscription ou a l'acquisition de quelque maniere que ce soit par un Investisseur de Titres donnant droit, de façon differee ou immediate, a l'Attribution de Titres representant directement ou indirectement une quotite du capital de la Societe.

ARTICLE IV - PROMESSES D'ACHAT

Inter Parfums [ci-apres pour les besoins de l'article IV <<le Promettant>>] s'engage irrevocablement a acquerir des Financiers et de Monsieur Philippe DUMONT [ci-apres pour les besoins de l'article IV << les Beneficiaires >>], qui acceptent cette promesse en tant que promesse seulement et se reservent le droit de la lever ou non et ce, selon les prix, conditions et modalites ci-apres stipules, la propriete de leurs Titres de la Societe.

La presente promesse pourra être levee par chacun des Beneficiaires a compter du 1er janvier 2007 et jusqu'au 30 juin 2007. Elle devra être levee avant l'expiration de ce delai ou dans les 2 mois suivant la decision d'approbation des comptes de l'exercice 2006 de la Societe si celle-ci n'intervient pas avant le 30 avril 2007, faute de quoi elle sera caduque et de nul effet.

En cas de revocation du mandat social de President de Monsieur Philippe DUMONT ou de non renouvellement dudit mandat social, la promesse pourra être levee par les Financiers a tout moment, a condition que cette levee d'option soit faîte pour la totalite de leurs Titres.

En cas de modification au sens de l'article L.233-3 du Code de commerce du contrôle de la societe Inter Parfums, la presente promesse pourra alors être levee par chacun des Beneficiaires a tout moment. Les conditions de prix et de cession seront celles fixees au present article et a l'article VI ci-apres. La societe Inter Parfums devra informer Monsieur Philippe DUMONT et les Financiers par lettre recommandee avec accuse de reception dans un delai de vingt (20) jours au moins precedant la cession de titres emportant changement de son contrôle. Cette notification doit indiquer la date du changement du contrôle et l'identite du ou des nouvelles personnes exerçant ce contrôle.

En ce qui concerne Monsieur Philippe DUMONT la presente promesse est divisible et pourra être levee par Monsieur Philippe DUMONT pour totalite ou partie des Titres qu'il detient en une ou plusieurs fois selon son choix, mais toujours, dans les delais susvises. Si Monsieur Philippe DUMONT leve la presente promesse dans le delai vise au paragraphe ci-dessus, les prix et conditions de la cession seront ceux fixes au present article et a l'article VI ci-apres.

En ce qui concerne les Financiers la presente promesse est indivisible et ne pourra être levee que pour la totalite des Titres de chacun des Financiers ayant levee la promesse. Si les Financiers levent la presente promesse dans le delai vise au paragraphe ci-dessus, les prix et conditions de la cession seront ceux fixes au present article et a l'article VI ci-apres.

La realisation de la cession de Titres interviendra dans les soixante jours de la levee de la presente promesse, par remise par le ou les Beneficiaires au Promettant d'un ordre de mouvement portant sur les titres et contre paiement par le Promettant au Beneficiaire du prix correspondant.

A compter de la realisation de la cession, le Promettant jouira de l'ensemble des prerogatives attachees a sa qualite d'actionnaire dans les mêmes conditions que les anciens actionnaires.

En cas de modification du capital social de la Societe, il est convenu ce qui suit :

En cas d'augmentation de capital par incorporation de primes, reserves ou benefices realisee :

- par attribution d'actions gratuites, les actions nouvelles gratuites s'ajouteraient a celles faisant l'objet de la presente promesse et la cession porterait sur la totalite des actions ainsi detenues par le Beneficiaire. Dans cette hypothese, les Beneficiaires s'engagent a ne pas aliener, sous quelque forme que ce soir, a des tiers, leurs droits d'attribution.

- par elevation de la valeur nominale des actions, la cession porterait, sur la totalite des actions, objet de la presente promesse.

En cas de reduction du capital pour cause de pertes, operee soit par reduction du nombre des actions, soit par reduction de la valeur nominale de celles-ci, ou en cas de modification du nombre d'actions composant le capital, par regroupement ou par division des actions, les actions attribuees en echange des actions faisant l'objet de la presente promesse se substitueraient a celles-ci avec modification du prix par action tel que fixe a l'article VI.

En cas d'augmentation de capital en numeraire a laquelle le Beneficiaire deciderait de souscrire a titre irreductible les actions nouvelles souscrites par les Beneficiaires se trouveraient comprises dans ladite promesse, le prix de cession de chaque action nouvelle etant identique a celui fixe pour chaque action ancienne en application de l'article VI.

Au cas où les Beneficiaires decideraient de ne pas exercer, en tout ou parue leur droit preferentiel de souscription (et dans ce dernier cas, pour la partie où il deciderait de ne pas souscrire), ils s'engagent a ne pas aliener, sous quelque forme que ce soit, a des tiers, leurs droits de souscription, a ne pas acquerir aupres des autres actionnaires les mêmes droits et a les ceder au Promettant pour l'euro symbolique.

Les hypotheses enoncees ci-dessus ne sont pas limitatives. Il devra être tenu compte, dans le même esprit, de toutes autres operations sur Titres, simples ou composees, donnant droit, immediatement ou a terme, a la souscription, a l'attribution ou a l'acquisition d'une quotite de capital social de la Societe.

Le Promettant pourra se substituer, partiellement ou totalement, toutes personnes physiques ou morales de son choix, tout en restant garant, solidaire et indivisible des personnes physiques ou morales ainsi substituees.

ARTICLE V - PROMESSES DE CESSION

Les Financiers [ci-apres pour les besoins de l'article V << les Promettants >>] s'engagent irrevocablement et solidairement a ceder a Inter Parfums [ci-apres pour les besoins de l'article V << le Beneficiaire >>], qui accepte cette promesse en tant que promesse seulement, et se reserve le droit de la lever ou non et ce, selon les prix, conditions et modalites ci-apres stipules, la propriete de l'ensemble des Titres detenus dans la Societe.

Les Promettants s'interdisent de consentir sans l'accord expres du Beneficiaire sur les actions et sur toutes celles qui en seraient issues, toutes Cessions, tous nantissements et tous droits de quelque nature que ce soit sous reserve des dispositions de l'article II.1.b.

La presente promesse pourra être levee par le Beneficiaire a compter du 1er Janvier 2007 et jusqu'au 30 Juin 2007. Elle devra être levee avant l'expiration de ce delai ou dans les 2 mois suivant la decision d'approbation des comptes de l'exercice 2006 de la societe si celle-ci n'intervient pas avant le 30 avril 2007, faute de quoi elle sera caduque et de nul effet.

La presente promesse est indivisible et ne pourra être levee que pour la totalite des Titres.

Si le Beneficiaire leve la presente promesse dans le delai vise au paragraphe ci-dessus, les pris et conditions de la cession seront fixes selon les modalites definies a l'article VI des presentes.

La realisation de la cession des actions interviendra dans les soixante jours de la levee de la presente promesse, par remise par les Promettants au Beneficiaire d'un ordre de mouvement portant sur les actions et contre paiement par le Beneficiaire aux Promettants du prix correspondant.

A compter de la realisation de la cession, le Beneficiaire jouira de l'ensemble des prerogatives attachees a sa qualite d'actionnaire dans les mêmes conditions que les anciens actionnaires.

En cas de modification du capital social de la Societe, il est convenu ce qui suit :

En cas d'augmentation de capital par incorporation de prîmes, reserves ou benefices realises :

- Par attribution d'actions gratuites, les actions nouvelles gratuites s'ajouteraient a celles faisant l'objet de la presente promesse et la cession porterait sur la totalite des actions ainsi detenues par les Promettants. Dans cette hypothese, les Promettants s'engagent a ne pas aliener, sous quelque forme que ce soit, a des tiers, leurs droits d'attribution.

- Par elevation de la valeur nominale des actions, la cession porterait, pour le pris determine au paragraphe VI, sur la totalite des actions, objet de la presente promesse.

En cas de reduction du capital pour cause de pertes, operee soit par reduction du nombre des actions, soit par reduction de la valeur nominale de celles-ci, ou en cas de modification du nombre de actions composant le capital, par regroupement ou par division des actions, les actions attribuees en echange des actions faisant l'objet de la presente promesse se substitueraient a celles-ci selon le prix par action fixe a l'article VI des presentes.

En cas d'augmentation de capital en numeraire a laquelle les Promettants decideraient de souscrire a titre irreductible, les actions nouvelles souscrites par les Promettants, se trouveraient comprises dans ladite promesse, le prix de cession de chaque action nouvelle etant identique a celui fixe pour les actions anciennes en application de l'article VI.

Au cas où les Promettants decideraient de ne pas exercer en tout ou partie leurs droits preferentiels de souscription (et dans ce dernier cas, pour la partie où ils decideraient de ne pas souscrire), ils s'engagent a ne pas aliener, sous quelque forme que ce soit, a des tiers, leurs droits de souscription, a ne pas acquerir aupres des autres actionnaires les mêmes droits et a les ceder au Beneficiaire pour l'euro symbolique.

Les hypotheses enoncees ci-dessus ne sont pas limitatives. Il devrait être tenu compte, dans le même esprit, de toutes autres operations sur Titres, simples ou composees, donnant droit, immediatement ou a terme, i la souscription, a l'attribution ou i l'acquisition d'une quotite de capital social de la Societe.

Le Beneficiaire pourra se substituer, partiellement ou totalement, toutes personnes physiques ou morales de son choix, tour en restant garant, solidaire et indivisible des personnes physiques ou morales ainsi substituees.

La presente promesse engage solidairement et indivisiblement les heritiers, et ayants cause des Promettants, les stipulations qui y sont contenues etant prises tant au nom des Promettants qu'au nom de ses heritiers et ayants cause a un titre quelconque.

ARTICLE VI - PRIX DE CESSION

Le Prix de cession des Titres se calculera de la façon suivante :

Valeur de la Societe x Pourcentage de Detention du capital a la date de la cession [ci apres le Pourcentage de Detention]

On entends par date de la cession la date a laquelle les Titres seront cedes a Inter Parfums en execution de la promesse ou des termes du present pacte.

Par ailleurs on entend par le Pourcentage, de Detention le nombre de Titres detenus par le cedant a la date de la cession divise par le nombre de titres de la societe et multiplie par cent. Ce pourcentage de Detention sera en tout etat de cause au moins egal a celui constate a l'issue de l'Augmentation, ou si cette derniere Augmentation ne se realiserait pas, a celui vise au premier paragraphe du preambule des presentes.

a) Determination de la valorisation

Les parties conviennent que les Titres seront cedes suivant une valorisation de la societe egale a 1,7 fois le chiffre d'affaires H.T realise sous les marques françaises ou etrangeres NICKEL, ENEMY ou toute autre marque detenue et exploitee par la societe ou connexe a son activite ou toute marque derivee ou ombrelle aux marques NICKEL et ENEMY au titre des douze mois de l'annee civile 2006. Pour le cas où la cession interviendrait avant le 1re janvier 2007 les Parties prendront comme reference le chiffre d'affaires H.T des douze mois precedant l'exercice de la presente promesse assorti du même coefficient de 1,7.

On entend par Chiffre d'affaires H.T realise les commandes enregistrees et/ou facturees resultant de la vente H.T de produits, services, redevances sous les marques, licences NICKEL, ENEMY ou toute autre marque detenue et exploitee, licence creee par la Societe ou connexe a son activite ou toute marque derivee, licence ou ombrelle aux marques NICKEL fit ENEMY, realisees sous reserve des definitions ci-apres par :

- La Societe et ses filiales,

- Les societes du Groupe Inter Parfums,

- Leurs affilies ou toute societe dans laquelle Inter Parfums aurait une participation capitalistique,

- Les distributeurs des produits et services vises ci-dessus,

- Les SPA,

- Les franchises.

Toutefois pour les categories limitativement enumerees ci-apres, le chiffre d'affaires retenu sera calcule de la façon suivante :

Pour les SPA, sera pris en compte le chiffre d'affaires H.T sur les produits et services qui leur seront vendus au titre des marques et services vises au paragraphe 2 du present article 6 a), augmente du montant des royalties eventuellement facturees a ce titre,

- Pour les SPA appartenant a NICKEL, a une de ses filiales, au Groupe InterParfums ou a une societe du Groupe sera pris en compte la totalite du chiffre d'affaires H.T realise retraite des intercos,

- -Pour les distributeurs, sera pris en compte le chiffre d'affaire H.T des produits et services qui leur seront vendus par la Societe,

- Pour les distributeurs franchises sera pris en compte le chiffre d'affaire H.T des produits et services qui leur seront vendus par la Societe augmentes des royalties H.T diverses facturees,

-  Pour les societes dont Inter Parfums ne detient pas le contrôle au sens de l'article 233.3 du code de commerce, le montant du chiffre d'affaires retenu correspondra au chiffre d'affaires H.T de la filiale multiplie par le pourcentage detenu par Inter Parfums dans le capital de la filiale.

Le Chiffre d'affaires sera retraite le cas echeant des facturations interco.

Le montant du Chiffre d'affaires et le prix de cession seront arrêtes contradictoirement entre les Parties. A defaut d'accord entre les Parties sur le prix de cession, ceux-ci seront determines par un expert intervenant dans le respect des dispositions prevues au present article, nomme dans les conditions prevues a l'article 1843-4 du Code civil.

L'expert designe devra proceder, dans le respect de la methode exposee ci-dessus, a la fixation definitive du prix de cession dans un delai maximum de 60 jours a compter de sa designation. Sa decision sera definitive et liera les Parties.

b) Prix minimum

Sous reserve des cas prevus aux articles IV et V, relatifs a la souscription par Monsieur Philippe DUMONT et/ou les Financiers de nouveaux Titres, le prix minimum de Cession est de QUATRE CENT QUATRE VINGT SIX EUROS ET ONZE CENTIMES par Titre.

En cas d'operations realisees Sur le capital ou sur les litres (elevation du nominal, reduction du capital etc.) ayant pour effet de diminuer le nombre de titres detenus par la Financiers et/ou Monsieur Philippe DUMONT, le prix minimum de chaque titre cede sera calcule Suivant la formule suivante :

486,11 X par le nombre de titres detenus par la cedant cuvant la premiere operation de reduction de capital, d'augmentation du nominal ou toute autre operation (ayant pour effet de diminuer le nombre de titres) ci divise par le nombre de titres cedes.

De la même maniere pour le cas ou la cession s'opererait a partir de la valorisation de la societe tel que definie ci avant, les parties conviennent d'un Pourcentage de detention minimum pris en compte par les parties. C'est ainsi que le Pourcentage de Detention du capital retenu pour le calcul du prix de cession sera au moins egal au Pourcentage de Detention existant a Tissu de l'Augmentation En cas de non realisation de l'Augmentation le Pourcentage de Detention minimum retenu pour le calcul du prix de cession sera celui indique- au moment de la signature des presentes a savoir :

- Monsieur Philippe DUMONT                                             (2303 actions)         14,54%

- IDIA PARTICIPATIONS                                                   (1742 actions)         11%

- CREDIT LYONNAIS CAPITAL INVESTISSEMENT      (1742 actions)         11%

- INTER PARFUMS                                                            (10053 actions)         63,47%

ARTICLE VII - TRANSMISSION DES ENGAGEMENTS

Les heritiers, successeurs et ayants droits sont ou seront lies par les clauses de la presente convention sans qu'il soit besoin de faire application des dispositions de l'article 877 du Code Civil et sans que la presence parmi eux de mineurs ou d'incapables puisse mettre obstacle a l'execution de ces dispositions.

Cette convention est reputee indivisible.

Celui qui envisage de transmettre des Titres de la Societe- NICKEL a un tiers ou a des actionnaires non signataires de la presente convention devra prealablement a toute transmission requerir l'adhesion du cessionnaire a l'integralite des dispositions de la presente convention. Cette adhesion devra intervenir prealablement a la signature des ordres de mouvements.

Monsieur Philippe DUMONT, en une que President de la societe NICKEL, s'engage a n'enregistrer les mouvements de titres dans les livres de la societe que si l'ordre de mouvement est accompagne de la presente convention ratifiee et signee par le tiers cessionnaire.

Les mêmes dispositions s'appliquent a tout nouvel actionnaire a la suite d'une augmentation de capital.

ARTICLE VIII- SIEGES DES FINANCIERS AU CONSEIL D'ADMINISTRATION

Les Parties conviennent que les Financiers disposeront chacun d'un siege au Conseil d'administration de la Societe NICKEL SA s'ils le souhaitent, et ce pendant toute la duree du Pacte.

ARTICLE IX- FILIALE AMERICAINE

La Societe detient aujourd'hui 100 % du capital de la societe Nickel Inc. (denomination, capital, siege, immatriculation).

Il est envisage qu'Inter Parfums Inc. reprenne en direct l'integralite du capital de la societe Nickel Inc. Dans l'hypothese ou l'operation se realiserait :

- Inter Parfums s'engagera a fournir aux Financiers, sur leur demande, des informations regulieres sur l'activite de Nickel Inc, telles que prevues a l'article X ci-dessous,

- Les relations commerciales, notamment la vente de produits, les droits sur les marques ou licences, entre la Societe, ses filiales et Nickel Inc s'effectueront aux conditions de marche,

ARTICLE X - INFORMATION

Monsieur Philippe DUMONT et/ou Inter Parfums s'engage(nt) a fournir aux Financiers les budgets, les comptes previsionnels, les situations semestrielles et les comptes annuels qui seront etablis par la Societe et ses filiales, ainsi que une fois par trimestre les elements d'information leur permettant de suivre revolution de l'activite de la Societe et a les informer de toutes les grandes decisions strategiques concernant l'avenir industriel ou financier de la Societe.

En outre, un tableau de bord mensuel sera communique par Monsieur DUMONT aux Financiers, permettant un suivi mensuel des ventes et de la tresorerie. Une reunion trimestrielle de suivi sera organisee par Monsieur DUMONT avec les Financiers.

ARTICLE XI - EXCLUSIVITE NON CONCURRENCE

Monsieur Philippe DUMONT s'engage a consacrer tout son temps et a fournir ses meilleurs efforts a l'activite de la Societe et au developpement des marques de la Societe et aux societes du Groupe Inter Parfums et a ne pas leur faire concurrence ni a s'interesser directement ou indirectement, même par personne interposee, de quelque maniere que ce soit, a route autre activite qui soit concurrente ou non a celle du Groupe Inter Parfums et ce a quelque titre que ce soit, salarie, mandataire, associe, actionnaire, conseil, gerant ou administrateur, dirigeant, sans que cette enumeration soit exhaustive, et ce, jusqu'au 1 janvier 2008.

La Societe Inter Parfums quant a elle s'interdit pendant toute la duree du present pacte et au plus tard jusqu'au 31 decembre 2007 de lancer et de commercialiser sous quelque forme que ce soit toute nouvelle marque de cosmetique (a l'exclusion des parfums) pour homme qui viendrait a entrer ou a apparaître en concurrence avec les marques et produits detenus et/ou exploites par la Societe NICKEL.

Monsieur Philippe DUMONT sera delie de toute obligation a cet egard en cas de revocation (sauf revocation pour juste motif correspondant a une faute grave ou lourde ainsi qualifiee par la jurisprudence et retenu par la juridiction saisie) de la Societe ou du Groupe Inter Parfums ou de non renouvellement de son mandat de President de la. Societe (sauf si ce non renouvellement est justifie par une faute grave ou lourde de Monsieur DUMONT)

L'obligation precedemment detaillee pourra être levee avec l'accord prealable ecrit de l'unanimite des Parties aux presentes.

En tout etat de cause, en cas de depart ou de demission impose ou force (ainsi qualifiee par la juridiction saisie) de Monsieur Philippe DUMONT de la Societe ou du Groupe Inter Parfums du fait de la societe Inter Parfums ou de ses dirigeants ayant pour effet de l'evincer des activites du Groupe, Inter Parfums s'oblige a acquerir tout ou partie des Titres de Monsieur Philippe DUMONT selon les modalites d'evaluation de prix definies a l'article VI des presentes.

En revanche, en cas de depart ou de demission volontaire de Monsieur Philippe DUMONT, Inter Parfums s'oblige a acquerir tout ou partie des titres de Monsieur Philippe DUMONT au prix minimum convenu a l'article VI des presentes.

Monsieur Philippe DUMONT devra faire connaître a Inter Parfums la quotite de Titres qu'il souhaitera ceder dans les trois mois suivant son eviction ou son depart par courrier recommande AR adresse au siege de la societe Inter Parfums. Dans les quinze jours de la reception de ce courrier, Inter Parfums devra proceder a l'acquisition des Titres proposes a la cession a defaut de quoi Monsieur Philippe DUMONT pourra solliciter l'acquisition forcee de la quotite de Titres convenue par simple ordonnance de refere de Monsieur le President du tribunal de commerce.

ARTICLE XII - SORTIE CONJOINTE

La societe Inter Parfums s'interdit de consentir une quelconque Cession de tout ou partie de sa participation dans la Societe, ayant pour effet, immediatement ou de maniere differee, de lui faire perdre le contrôle de la Societe au sens de l'article L 233.3 du code de commerce, sans avoir obtenu de son ou ses cessionnaire(s) un engagement d'adhesion au pacte et plus particulierement un engagement de se substituer a Inter Parfums dans les droits et obligations resultant des articles IV, V et VI du present pacte.

A cet effet, Inter Parfums notifiera aux Financiers et a Monsieur Philippe DUMONT a peine de nullite et dans un delai de deux (2) mois precedant la date de cession projetee, les modalites de l'operation envisagee et notamment le nom du beneficiaire et ses coordonnees, son ou ses ayant droits economiques ultimes si INTERPARFUM en a connaissance, le nombre de Titres cedes, transmis et/ou apportes, le prix envisage et les modalites detaillees des eventuelles operations projetees ainsi que l'engagement du ou des cessionnaire(s) d'adherer au pacte en de se substituer a Inter Parfums dans les droits et obligations resultant des articles IV, V et VI du present pacte.

Dans un delai de deux (2) mois a compter de la notification par Inter Parfums, Monsieur Philippe DUMONT et/ou les Financiers pourront, a leur choix :

- soit ceder leurs Titres aux mêmes prix et conditions qu'Interparfums,

- soit decider de lever la promesse qui leur a ete consentie par Inter Parfums a l'article IV des presentes et en consequence demander a Inter Parfums de leur racheter ou de leur faire racheter l'integralite des Titres de la Societe qu'ils detiendront selon les modalites prevues ci-dessus,

- soit, sous reserve de l'exercice de leur droit de preemption, accepter la substitution du (des) cessionnaire(s) notifie(s) dans les droits et obligations de Inter Parfums resultant du pacte et plus particulierement des articles IV,V et VI.

ARTICLE XIII - NULLITE PARTIELLE

De convention expresse entre les parties, l'annulation de l'une ou l'autre des clauses du present pacte, et notamment celles relatives a l'inalienabilite des Titres ou aux conventions de vote, ne pourra entraîner l'annulation de celui-ci dans son ensemble, a condition toutefois, que l'equilibre et l'economie generale de la convention puissent être sauvegardes.

En tout etat de cause, les Parties s'engagent, en cas d'annulation ou d'illiceite d'une clause, a negocier de bonne foi, la conclusion d'une clause de remplacement, economiquement et juridiquement equivalente, dans la mesure du possible, a la clause frappee de nullite ou d'illiceite.

ARTICLE XIV - DUREE DES ENGAGEMENTS

Les engagements figurant au present pacte prennent effet a la date de cession des Titres.

Le present pacte, dans toutes ses dispositions, tiendra lieu de loi et s'imposera aux soussignes tant qu'un Financier ou Philippe DUMONT demeureront proprietaires de Titres a la societe NICKEL.

Etant toutefois precise que la duree des engagements de Monsieur DUMONT reste egalement definie par l'article XI des presentes.

ARTICLE XV - REGLEMENTS DES LITIGES

En cas de litige entre les Parties, tout differend portant sur l'interpretation ou l'execution du present acte sera reglee par les juridictions competentes du ressort de la Cour d'appel de Paris sous reserve de l'exercice des voies de recours.

Fait a Paris en 4 exemplaires dont un remis a chacune des parties
Le 29 mars 2004

Monsieur Philip DUMONT

IDIA PARTICIPATIONS
Monsieur Olivier de PELET

CREDIT LYONNAIS CAPITAL INVESTISSEMENT
Representee par Credit Lyonnais Private Equity
Monsieur Phillipe de DREUZY

Societe INTER PARFUMS
Monsieur Philippe BENACIN